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                                4,000,000 Shares
                            Great Dane Holdings Inc.
                                  Common Stock
                                ($.01 Par Value)


                             UNDERWRITING AGREEMENT


                                                                April ____, 1995

Alex. Brown & Sons Incorporated
Smith Barney Inc.
As Representatives of the Several Underwriters
c/o Alex. Brown & Sons Incorporated
135 East Baltimore Street
Baltimore, Maryland  21202
Ladies and Gentlemen:

          Great Dane Holdings Inc., a Delaware corporation (the "Company" or the "Issuer"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule 1 hereto for whom you are acting as representatives (the "Representatives") an aggregate of 4,000,000 shares of the Common Stock, par value $.01 per share (the "Firm Shares"), of the Company. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 600,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

          As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

          In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

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          1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               The Company represents and warrants as follows:

               (i) A registration statement on Form S-1 (File No. 33-56595) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of Rule 430A of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement (including any amendments thereto), herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) and Rule 430A is herein referred to as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Prospectus shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rules 424(b) and 430A, and prior to the termination of the offering of the Shares by the Underwriters.

              (ii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties; the Company is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified (singly or in the aggregate) would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise.


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             (iii)  Each corporation listed on Schedule I, at least 50% of whose securities having ordinary voting power (other than securities having such voting power only by reason of the happening of a contingency) are directly or indirectly owned by the Company, and each partnership or joint venture (a "partnership") at least 50% of the equity ownership of which is directly or indirectly owned by the Company, or of which the Company directly or indirectly controls the controlling general partner, whether in the form of a general, special or limited partnership (each such corporation, or other entity, a "Subsidiary"), has been duly incorporated or in the case of a partnership organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and each is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or conduct of business, except where the failure to be so qualified or be in good standing (singly or in the aggregate) would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise.

              (iv) Each of the Company and International Controls Corp. ("ICC"), a Florida Corporation, had all requisite power and authority to execute, deliver and perform its obligations under the Agreement and Plan of Merger of International Controls Corp. into Great Dane Holdings Inc., (the "Merger Agreement"); the Merger Agreement was duly and validly authorized, executed and delivered by each of the Company and ICC and constituted a valid and binding obligation of each of the Company and ICC and was consummated in accordance with the terms of the Merger Agreement under Delaware and Florida law.

               (v) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

              (vi) The Shares conform with the statements concerning them in the Registration Statement.


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             (vii)  All of the issued and outstanding shares of capital stock of each of the Company's corporate Subsidiaries have been duly authorized and are fully paid and non-assessable and all such shares and each of the equity interests in the Company's partnership Subsidiaries are validly issued and, except for a 10% equity interest of South Charleston Stamping & Manufacturing Company, as described in the Prospectus and directors' qualifying shares of American Country Insurance Company, are owned by the Company directly or through one or more Subsidiaries of the Company, free and clear of any security interest, charge, claim, lien, encumbrance or adverse interest of any nature, except that (A) the capital stock of Great Dane Trailers Tennessee, Inc. and Great Dane Los Angeles, Inc. is pledged pursuant to that certain Amended and Restated Loan and Security Agreement dated as of February 14, 1995 by and among Great Dane Trailers, Inc. ("Great Dane"), Great Dane Trailers Tennessee, Inc., Great Dane Los Angeles, Inc., the financial institutions named therein and BankAmerica
          Business Credit, Inc., as Agent (the "BankAmerica Loan"), (B) the capital stock of Yellow Cab Company, CMC Kalamazoo Inc., Chicago AutoWerks Inc. and South Charleston Stamping & Manufacturing Company owned by the Company has been pledged pursuant to that certain Loan Agreement dated as of January 26, 1995 among those entities, Checker Motors Corporation, NBD Bank, The Bank of New York Commercial Corporation, The First National Bank of Boston and NBD Bank, as Agent (the "NBD Loan"), and (C) the Company has agreed, in connection with the BankAmerica Loan not to sell, assign, transfer, convey or otherwise dispose of or grant any option with respect to the stock of Great Dane, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

            (viii) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains and the Prospectus will contain all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations.
          Neither the Registration Statement, any amendment thereto, nor the Prospectus contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances


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          under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

              (ix) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement and the Prospectus, present fairly the financial position and the results of operations of the Company and Subsidiaries consolidated, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with United States generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein and all adjustments necessary for a fair presentation of results for such period have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The other financial information included in the Prospectus presents fairly the information shown therein, has been prepared in accordance with the Rules and Regulations with respect thereto, and, in the opinion of the Issuer, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

               (x) There is no legal or governmental action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or of which any of their respective assets or property is the subject, before any court or administrative agency which might result (singly or in the aggregate) in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, except as set forth in the Registration Statement. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.


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              (xi)  The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement as being owned by the Company, its Subsidiaries or by any of the Company's predecessors) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except as set forth in the Prospectus, other than (i) liens for taxes not yet due and payable and
          (ii) other liens not material to the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise. The Company and the Subsidiaries occupy their leased properties under valid and binding leases and no default has occurred or is continuing thereunder, except for defaults that will not result (singly or in the aggregate) in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, and the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee or an assignee of a lessee with such exceptions as do not materially interfere with the use made of such leased property by the Company or its Subsidiaries, as the case may be.

             (xii) The Company and the Subsidiaries have filed all Federal, State and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns to be due and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith (with proper reserves in accordance with generally accepted accounting principles for any such taxes being so contested).

            (xiii) Since the respective dates as of which information is given in the Registration Statement, there has not been (either singly or in the aggregate) any material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, and there has been no dividend or distribution of any kind declared, paid or made by the Company on the Common Stock. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented.


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             (xiv)  Neither the Company nor any of the Subsidiaries is in
          default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the charter or by-laws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

              (xv) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

             (xvi) The Company and each of its Subsidiaries have such permits, licenses, franchises, trademarks and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own, lease and operate their respective properties and to conduct their respective businesses in the manner described in the Prospectus; the Company and each of its Subsidiaries have fulfilled and performed all of their material obligations with respect to Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any Permit, except for any such impairments which would not (singly or in the aggregate) have a materially adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise; and, except as described in the Prospectus, the Permits contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries, considered as one enterprise; and neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights,


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          which infringement is material to the condition (financial or otherwise), earnings or business affairs of the Company and the Subsidiaries, considered as one enterprise.

            (xvii) Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants with respect to the Issuer as required by the Act and the Rules and Regulations.

           (xviii) This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a valid and binding obligation of the Issuer, enforceable in accordance with its terms, except as
          (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally; (ii) the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) rights to indemnity and contribution hereunder may be limited by applicable law.

             (xix) The Escrow Deposit Agreement between Great Dane Holdings, Inc. and First Fidelity Bank, National Association as Escrow Agent (the "Escrow Agreement") has been duly authorized and, when executed and delivered by the Issuer and the Escrow Agent, will constitute a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

              (xx) Neither the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder except where any such violations would not (singly or in the aggregate) have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise.

             (xxi) The Company and its Subsidiaries have in effect with insurers of recognized financial responsibility insurance against such losses and


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          risks and in amounts the Company reasonably believes are adequate in light of the business conducted by the Company and its Subsidiaries and the properties owned by them.

            (xxii) Each of the Company and its Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other patented and/or unpatented proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them, except where the failure to own or possess or have the ability to acquire any such Intellectual Property would not (singly or in the aggregate) have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, (singly or in the aggregate), if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise.

           (xxiii) No labor disturbance, strike or slowdown exists with the employees of the Company or any of its Subsidiaries or to its knowledge is imminent, which (singly or in the aggregate), has or would have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise.

            (xxiv) The Company and its Subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.


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             (xxv)  The Issuer is not an "investment company" or a company
          "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (xxvi) No holder of any security of the Issuer has any right to have any Common Stock or other securities of the Issuer included in the Registration Statement or any right, as a result of the filing of the Registration Statement, to require registration of any Common Stock or any other security of the Issuer under the Act.

           (xxvii) There are no business relationships or related-party transactions of the nature described in Item 404 of Regulation S-K involving the Company or any of its Subsidiaries and any person described in such Item that are required to be disclosed in the Prospectus and which have not been so disclosed.

          2. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase, at a price of $____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with
Section 9 hereof.

          Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House funds by certified or bank cashier's checks drawn to the order of the Company against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland, at 10:00 a.m. Baltimore time, on the fifth business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein are referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the third full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per


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share as set forth in the first paragraph of this Section 2.  The option granted hereby may be exercised in whole or in part but only once and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to 4,000,000, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House funds by certified or bank cashier's check drawn to the order of the Company against delivery of certificates therefor at the offices of Alex. Brown & Sons Incorporated, 135
East Baltimore Street, Baltimore, Maryland.

          3. OFFERING BY THE UNDERWRITERS. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

          It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4.   COVENANTS OF THE COMPANY.

          The Company covenants and agrees with the several Underwriters that:


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               (i)  The Company will (i) prepare and timely file with the
          Commission under Rule 424(b) of the Rules and Regulations, a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

              (ii) The Company will advise the Representatives promptly and, if requested by the Underwriters will confirm such advise in writing, when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

             (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

              (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary


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          Prospectus as the Representatives may reasonably request.  The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, and of all amendments thereto, as the Representatives may reasonably request.

               (v) If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

              (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months commencing no later than 90 days after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

             (vii) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act"). The

          Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

            (viii) No offering, sale or other disposition of any Common Stock or securities convertible, exercisable or exchangeable into Common Stock of the Company will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or options granted as set forth in the Prospectus or with the prior written consent of the Representatives.

              (ix) The Company will use its best efforts to cause the Shares to be approved for quotation and trading on the NASDAQ National Market and, if so approved, will comply with all applicable rules of the NASDAQ National Market in connection with the transactions contemplated hereby.

               (x) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Issuer prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

              (xi) The Company will use the net proceeds received from the sale of the Shares in the manner specified in the Prospectus under the heading "Use of Proceeds", including executing an escrow deposit agreement substantially in the form heretofore provided by the Underwriters (the "Escrow Agreement") and depositing the funds contemplated thereby with the agent thereunder (the "Escrow Agent") for the purposes described therein.

             (xii) If the Company has elected to rely upon Rule 430A under the Act, to take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) under the Act was received for filing by the Commission and, in the event that it was not, to promptly file such prospectus.

            (xiii) The Company has complied, and will comply, with all of the provisions of Florida H.B. 1771, as codified in Sec. 517.075 Florida Statues, 1987, as amended, and all regulations promulgated thereunder relating to issuers or their affiliates doing business with the government of Cuba or with any person or affiliate located in Cuba.

          5. COSTS AND EXPENSES. The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this

     Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filling fees of the Commission; the filing fees and expenses incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the Listing Fee of the NASDAQ National Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in
     Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

          6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings from that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission.

               (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act.

               (c) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been (singly or in the aggregate) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), or in the earnings or business affairs, whether or not arising in the ordinary course of business, of the Company and its Subsidiaries, considered as one enterprise, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus and (iii) the Company and its Subsidiaries shall not have any liability or obligation, direct or contingent, which (singly or in the aggregate) is material to the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, other than those reflected in the Registration Statement and the Prospectus.

               (d) The Underwriters shall have received on the Closing Date an opinion (satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of Hutton Ingram Yuzek Gainen Carroll & Bertolotti, counsel for the Company, to the effect that:

                  (i) The Company and each corporate Subsidiary of the Company listed on Schedule II hereto have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, (each Subsidiary listed on Schedule II hereto, a "Significant Subsidiary"), and each has the corporate power or partnership power, as the case may be, and authority required to carry on its business as described in the Prospectus and to own and lease its properties;

                 (ii) The Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein;

                (iii) Each of the Company and its Significant Subsidiaries is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction in which such counsel has been advised by the Company, as set forth in an officer's certificate attached to the opinion, that the Company or such Significant Subsidiary owns or leases property or employs personnel, except where the failure to be so qualified would not have (singly or in the aggregate) a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise;

                 (iv) The Company has authorized capital stock as set forth under the caption "Description of Capital Stock" in the Prospectus; and, based upon such Counsel's review of the minute book records, including the stock transfer records, of the Company and the officer's certificate, the Company has outstanding capital stock as set forth under the caption "Ownership of Common Stock" in the Prospectus; the authorized shares of its Common Stock have been duly authorized; and the outstanding shares of the Company's Common Stock have been duly authorized, validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and, to such counsel's knowledge, no preemptive rights of stockholders exist with respect to any of the Shares or the issuance and sale thereof.

                  (v) Based upon such counsel's review of the minute book records, including the stock transfer records of the Company and each of its Significant Subsidiaries, all of the issued and outstanding shares of capital stock of each of the Company's corporate Significant Subsidiaries have been duly and validly authorized and are fully paid and non-assessable and to the knowledge of such counsel all such shares are validly issued and, to such counsel's knowledge are owned by the Company set forth opposite its name on Schedule IV hereto except for a 10% equity interest of South Charleston Stamping & Manufacturing Company and directors' qualifying shares of American Country Insurance Company, are owned by the Company free and clear of any security interest, charge, claim, lien, encumbrance or adverse interest of any nature, except that (x) the shares of stock of subsidiaries of Checker Motors Corporation have been pledged in connection with the NBD Loan (y) the shares of stock of Great Dane's subsidiaries have been pledged in connection with the BankAmerica Loan and (z) the Company has agreed, in connection with the BankAmerica Loan, not to sell, assign, transfer, convey or otherwise dispose of or grant any option with respect to the stock of Great Dane, and to such counsel's knowledge, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding;

                 (vi) The execution, delivery and performance of this Agreement by the Issuer and the compliance by the Issuer with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Shares), (A) will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Act, the Exchange Act, the securities or Blue Sky laws of the various states or the by-laws of the NASD) or, if so required, all such consents, approvals, authorizations and orders have been obtained and are in full force and effect, (B) will not violate or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or other governing documents, as the case may be, of the Issuer, or any agreement, indenture or other instrument to which the Issuer is a party or by which the Issuer or their respective assets or property is bound and which is listed on
          Schedule III hereto, which schedule, according to a certificate of the Issuer dated as of the date of such counsel's opinion, contains all agreements, indentures or instruments material to the business of the Company, considered as one enterprise, or (C), to such counsel's actual knowledge, violate or conflict with any material laws, administrative regulations or rulings or court decrees applicable to any of the Issuer or any of their respective assets or properties;

                (vii) This Agreement has been duly authorized, executed and delivered by the Issuer;

               (viii) The Escrow Agreement has been duly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery by the Escrow Agent, constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as (A) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability;

                 (ix) The Registration Statement has become effective under the Act, and such counsel does not know of the issuance of any stop order suspending the effectiveness of the Registration Statement by the Commission or of any proceedings for that purpose under the Act;

                  (x)    The statements in the Prospectus and the statements in
          Part II of the Registration Statement insofar as such statements constitute a summary of written contracts, written agreements or other legal documents or refers to statements of law or legal conclusions, present fairly the information called for with respect to such written contracts, written agreements or other legal documents or refers to statements of law or legal conclusions;

                 (xi) Such counsel does not know of any legal or governmental proceeding to which the Company or any of its Subsidiaries is a party or of which any of their respective assets or property is the subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                (xii) The Issuer is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (xiii) To such counsel's actual knowledge, no holder of any security of the Issuer has any right to have any shares of Common Stock or other securities of the Issuer included in the Registration Statement or any right, as a result of the filing of the Registration Statement, to require registration of any Common Stock or any other securities of the Issuer under the Act;

                (xiv) The Registration Statement, the Prospectus and each supplement or amendment thereto (except for financial statements and notes thereto and other financial and statistical data included therein as to which no opinion need be expressed) appear on their face to be appropriately responsive as to form in all material respects with the Act; and

                    Such counsel will state that it has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement; however, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement to the Prospectus, as of its respective date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and the notes thereto and the financial schedules and other financial data included in the Registration Statement or the Prospectus).

                    In rendering such opinion, counsel may rely as to matters of fact, to the extent such counsel deems proper, on (1) the representations and warranties of the Issuer set forth in this Agreement, and (2) certificates of responsible officers of the Issuer and public officials.

               (e) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters to the effect that:

                    (i) The Company is validly existing as a corporation under the laws of the state of Delaware;


                    (ii) The shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement;


                    (iii) This Agreement has been duly authorized, executed and delivered by the Issuer;


                    (iv) The Registration Statement has become effective under the Act, and such counsel does not know of the issuance of any stop order suspending the effectiveness of the Registration Statement by the Commission or of any proceeding for that purpose under the Act;

                    (v) The Registration Statement, the Prospectus and each supplement or amendment thereto (except for financial statements and notes thereto and other financial and statistical data included therein as to which no opinion need be expressed) appear on their face to be appropriately responsive as to form in all material respects with the Act; and

                    (vi) The statements in the Prospectus under the captions "Description of Capital Stock" and "Underwriting," are accurate in all material respects.

               Hutton Ingram Yuzek Gainen Carroll & Bertolotti and Fried, Frank, Harris, Shriver & Jacobson may state that their respective opinions, insofar as they relate to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, are made in reliance, to the extent specified in such opinions, upon the opinion or opinions of (i) Sonnenschein, Nath & Rosenthal as to matters concerning the laws of the State of Illinois, (ii) McCarter & English, as to matters concerning the laws of the State of New Jersey;
     (iii) Hunter, Maclean, Exley & Dunn, P.C., as to matters concerning the laws of the State of Georgia; (iv) Tuke, Yopp & Sweeney, as to matters concerning the laws of the State of Tennessee; (v) Bowles Rice McDavid Graff & Love, as to matters concerning the laws of the State of West Virginia; and (vi) an opinion or opinions (in form and substance satisfactory to Underwriters' counsel) of other counsel acceptable to Underwriters' counsel, admitted to practice in the governing jurisdiction, but are without independent check or verification except as specified, PROVIDED that a copy of all such opinions shall be attached to such counsel's opinion.

               (f) The Underwriters shall have received at or prior to the Closing Date from Fried, Frank, Harris, Shriver & Jacobson a memorandum or survey, in form and substance satisfactory to the Underwriters, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably have designated to the Issuer.

               (g) The Underwriters shall have received on the Closing Date a certificate or certificates of the President and the Chief Operating Officer of the Issuer to the effect that, as of the Closing Date, each of them severally represents as follows:

                    (i)  Confirmation of the matters set forth in paragraphs
          (a), (b) and (c) of this Section 6.

                    (ii) He does not know of any litigation instituted or threatened against the Issuer of a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed.

                    (iii) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement and the Prospectus were true and correct in all material respects, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (A) with respect to the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made, and (B) with respect to the Registration Statement or any amendment or supplement thereto not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

               (h) The Underwriters shall have received a letter on and as of the Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to the Underwriters by Ernst & Young LLP on the date of this Agreement.

               (i) The Issuer shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements contained herein and required to be performed or complied with by the Company at or prior to the Closing Date.

               (j) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

               (k) David R. Markin, Martin L. Solomon, Allan R. Tessler and Wilmer J. Thomas, Jr. shall each have delivered to the Representatives an agreement not to offer, pledge, sell, contact to sell or otherwise dispose of any shares of Common Stock (or securities convertible into shares of Common Stock), directly or indirectly for a period of 180 days after the date of this Agreement, without the prior written consent of the Representatives.

               (l) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the NASDAQ National Market System.

               If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

               In such event, the Company and the Underwriters shall not be under obligation to each other (except to the extent provided for in Sections 5 and 8 hereof or otherwise expressly provided herein).

          7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect of proceedings therefor initiated or threatened.

          8.   INDEMNIFICATION.

               (a) The Issuer agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto or
     (ii) the omission or alleged omission to state (A) with respect to the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) with respect to the Registration Statement or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Issuer will not be liable to an Underwriter or such controlling person of that Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement, or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Issuer by such Underwriter specifically for use in the preparation thereof; and further provided that such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or controlling person of such Underwriter, if the person asserting any such loss, claim, damage or liability did not receive a copy of the Prospectus (or the Prospectus, as amended or supplemented) at or prior to the written confirmation of the sale of such Shares by such Underwriter to such person where such delivery of the Prospectus (or the Prospectus, as amended or supplemented) is required by the Act, unless such failure to deliver was a result of the Company's failure to deliver the Prospectus to such Underwriter, and if the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus, as amended or supplemented). This indemnity agreement is in addition to any liability which the Issuer may otherwise have.

               (b) The Underwriters agree, severally and not jointly, that they will indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of the Act, against any losses, claims, damages or liabilities to which such Issuer or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state (A) with respect to the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) with respect to the Registration Statement or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any legal or other expenses reasonably incurred by such Issuer or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, however, that an Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to such Issuer by or through such Underwriter specifically for use in the preparation thereof. This indemnity agreement is in addition to any liability which the Underwriters may otherwise have.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by failure to give such notice, but the failure to give such notice shall not relieve the Indemnifying Party or Parties from any liability which it or they may have to the Indemnified Party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall pay as incurred the fees and expenses of the counsel retained by the Indemnified Party in the event (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that unless representation of more than one Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them, the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 8(a) and by the Issuer in the case of parties indemnified pursuant to Section 8(b). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the fifth sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if
     (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

               (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an Indemnified Party under
     Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Common Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 8(c) above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection
     (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
     Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          9. DEFAULT BY UNDERWRITERS. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your best efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase.
     If during such 24 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in
     Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          10. NOTICES. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202, Attention: Peter McGowan; if to the Company, to Great Dane Holdings Inc., 2016 North Pitcher Street, Kalamazoo, Michigan 49007, Attention:
     David R. Markin, President and Chief Executive Officer.

          11.  TERMINATION:   This Agreement may be terminated by you by notice
     to the Company as follows:

          (a) at any time prior to the earlier of (i) the time the Shares are released by you for the sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

          (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management or business prospectus of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

          (c)  as provided in Sections 6 and 9 of this Agreement.

          This Agreement also may be terminated by you, by notice of the Company, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Sections 6 and 9 of this Agreement.

          12. SUCCESSORS. This Agreement has been and is made solely for the benefit of the Underwriters and, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

          13. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

               This Agreement may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

               The letter agreement between the Company and Alex. Brown & Sons Incorporated dated November 21, 1994 shall remain in full force and effect, except for the first paragraph of Section 3 of such letter which shall be superseded by this Agreement.

               This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

               If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.


                         Very truly yours,

                         GREAT DANE HOLDINGS INC.

                         By:
                            ------------------------------------------
                              Name
                              Title

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

ALEX. BROWN & SONS INCORPORATED
SMITH BARNEY INC.

- -----------------------------------

As Representatives of the several
Underwriters listed on Schedule I

By:  ALEX. BROWN & SONS INCORPORATED
By:
   --------------------------------
   Name
   Title

                                   SCHEDULE I


                            SCHEDULE OF UNDERWRITERS


                                                   Number of Firm Shares
       Underwriter                                   to be Purchased
      -------------                                ---------------------

Alex. Brown & Sons Incorporated
Smith Barney Inc.





                                                         -------------
                                            Total
                                                         -------------

                                   SCHEDULE II

                           SIGNIFICANT SUBSIDIARIES OF

                            GREAT DANE HOLDINGS INC.

                                             Jurisdiction of
Company Name(1)                              Incorporation/Organization
- ---------------                              ---------------------------

Great Dane Trailers, Inc.                    Georgia
 Great Dane Trailers Tennessee, Inc.         Tennessee
 Great Dane Los Angeles, Inc.                Georgia
Checker Motors Corporation                   New Jersey
  CMC Kalamazoo Inc.                         Delaware
  Yellow Cab Company                         Delaware
  Chicago AutoWerks Inc.                     Delaware
  American Country Insurance Company(2)      Illinois
 South Charleston Stamping &                 West Virginia
  Manufacturing Company(3)

- ---------------

1. American Country Insurance Company ("Country") is 99.96% owned by Checker Motors Corporation, and .04% owned by Country's directors.

2. South Charleston Stamping & Manufacturing Company is 90% owned by Checker Motors Corporation and 10% owned by a nominee of Executive Life Insurance Company.

3. South Charleston Stamping & Manufacturing Company is 90% owned by Checker Motors Corporation and 10% owned by a nominee of Executive Life Insurance Company.

                                         SCHEDULE III
                              MATERIAL AGREEMENTS,
                            INDENTURES OR INSTRUMENTS

1. Indenture between ICC and First Fidelity Bank, National Association, New Jersey, as Trustee, relating to the 12 3/4% Senior Subordinated Debentures due August 1, 2001 of the Company.

2. First Supplemental Indenture relating to the 12 3/4% Senior Subordinated Debentures due August 1, 2001 of ICC dated as of October 19, 1994 among ICC, the Company and First Fidelity.

3. Indenture between ICC and Midlantic National Bank, as Trustee, relating to the 14 1/2% Subordinated Discount Debentures due January 1, 2006 of the Company.

4. First Supplemental Indenture relating to the 14 1/2% Subordinated Discount Debentures due January 1, 2006 of ICC, dated October 19, 1994 among ICC, the Company and Midlantic.

5.   Great Dane Holdings Inc. 1994 Stock Option Plan.

6. Amended and Restated Employment Agreement, dated as of November 1, 1985, between Motors and David R. Markin, as further amended on March 4, 1992 and extended on July 12, 1993.

7. Amended and Restated Employment Agreement, dated as of June 1, 1992, between Checker L.P. and Jeffrey Feldman.

8.   Stated Benefit Salary Continuation Agreement.

9. Employment Agreement, dated as of July 1, 1992, between ICC and Jay H. Harris, as amended April 6, 1994.

10. Loan Agreement, dated January 26, 1995, by and among Motors, Yellow Cab, AutoWerks, CMC, SCSM, the Lenders therein and NBD Bank, as Agent ("NBD").

11. Pledge Agreement and Irrevocable Proxy, dated as of January 26, 1995, given by Motors to NBD.

12. Security Agreement, dated as of January 26, 1995, made by Motors, Yellow Cab, AutoWerks and CMC to NBD.

                                      III-1

13. Amended and Restated Loan and Security Agreement dated as of February 14, 1995, by and among Great Dane, Great Dane Trailers Tennessee, Inc., Great Dane Los Angeles, Inc., the financial institutions named therein and BankAmerica Business Credit Inc., as Agent ("BABC").

14. Amended and Restated Pledge Agreement, dated as of February 14, 1995, made by Great Dane Trailers, Inc., in favor of BABC.

15. Amended and Restated Agreement Regarding Stock and Other Matters, dated as of February 14, 1995, between the Company and BABC.

16.  Lease, dated December 1, 1988, between SCSM and Park Corporation.

17. Assumption Agreement, dated as of August 1, 1989, by and between Motors and the West Virginia Economic Development Authority.

18. Agreement, dated as of September 1, 1991, between Checker L.P. and Jerry E. Feldman.

19. Form of Checker Motors Corporation Excess Benefit Retirement Plan, effective January 1, 1983.

20. Amended and Restated License Agreement, dated December 30, 1992, between Checker Motors Corporation and Checker Taxi Association, Inc.

21. Settlement Agreement, dated as of December 22, 1993, between the Company and The Boeing Company.

22. Employment Agreement, dated as of January 1, 1994, between the Company and David R. Markin.

23. Employment Agreement, dated as of November 4, 1991, between Great Dane and Willard R. Hildebrand.

24. Settlement Agreement, dated as of June 21, 1994, among John Garamendi, as Insurance Commissioner of the State of California, Base Assets Trust, Checker L.P., Motors, Checker Holding Corp. III and the Company.

25.  Form of Indemnification Agreement.

26. Sale, Installation and Technical Assistance Agreement, dated November 14, 1983, between Graaff KG and Great Dane Trailers, Inc.


                                      III-2

27. Form of Great Dane Trailers, Inc. Supplemental Retirement Income Plan, effective January 1, 1994.

28. Amended and Restated Operating Agreement, dated as of August 31, 1988, between Associates Commercial Corporation (as successor to Great Dane Finance Company) and Great Dane Trailers, Inc. as amended February 7, 1994 and May 18, 1994.

29.  1995 Outside Directors Stock Option Plan.

30. Stock Option Agreement between the Company and Jay H. Harris dated as of January 17, 1995.

31.  Retirement Plan for Great Dane Trailers, Inc. effective January 1, 1989.

32. Checker Motors Pension Plan, as amended and restated effective January 1, 1987.

33. Composite Checker Employees' 401(k) Retirement Benefit Plan, reflecting all amendments to date.

                                      III-3

                        SCHEDULE IV


Name of Entity                          Stock Owned By
- --------------                          --------------

Checker Motors Corporation              Great Dane Holdings

Yellow Cab Company                      Checkers Motors Corporation

CMC Kalamazoo Inc.                      Checkers Motors Corporation

Chicago AutoWerks Inc.                  Checkers Motors Corporation

American Country Insurance Company      Checkers Motors Corporation

South Charleston Stamping &             Checkers Motors Corporation
Manufacturing Company                   (90% owned)

Great Dane Trailers, Inc.               Great Dane Holdings Inc.

Great Dane Los Angeles, Inc.            Great Dane Trailers, Inc.

Great Dane Trailers Tennessee, Inc.     Great Dane Trailers, Inc.



                                      IV-1